As filed with the Securities and Exchange Commission on July 11, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fifth Street Senior Floating Rate Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1713295
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor White Plains, New York	10606
(Address of principal executive offices)	(Zip Code)

______________________________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The NASDAQ Stock Market LLC
_______________________________________
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-188904
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The description of the common stock contained in the section entitled “Description of Our Capital Stock” in the Registration Statement on Form N-2 (File No. 333-188904), filed with the Securities and Exchange Commission under the Securities Act of 1933 on July 8, 2013, as amended from time to time, is incorporated by reference herein.

Item 2. Exhibits

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit (a) of the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-188904), filed on July 8, 2013).

3.2	Bylaws (incorporated by reference to Exhibit (b) of the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-188904), filed on July 8, 2013).
4.1
Form of Stock Certificate of Fifth Street Senior Floating Rate Corp.'s common stock, par value $0.01 per share (incorporated by reference to Exhibit (d) of the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-188904), filed on July 8, 2013).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 11, 2013

FIFTH STREET SENIOR
FLOATING RATE CORP.

By:    /s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President